Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Reports Results for Its Second Quarter of Fiscal Year 2011

Company Reports 40th Consecutive Profitable Quarter, Record Revenues for Integration Products

AUSTIN, TEXAS – January 25, 2011 – Pervasive Software® Inc. (NASDAQ: PVSW), a global leader in cloud-based and on-premises data innovation, today announced financial results for the second quarter ending December 31, 2010.

For the second quarter ended December 31, 2010:

•

Revenue was $11.7 million, compared to revenue expectations for the quarter in the range of $10.8 million to $11.8 million communicated on October 19, 2010, and compared to $11.6 million for the second quarter of last fiscal year.

•

Net income was $0.4 million, or $0.03 diluted earnings per share, compared to diluted earnings per share expectations for the quarter in the range of $0.00 to $0.03 communicated on October 19, 2010, and compared to net income of $1.0 million, or $0.06 diluted earnings per share, for the second quarter of last fiscal year.

•

On a non-GAAP basis, as described below, Pervasive realized net income of $0.8 million, or $0.05 diluted earnings per share, compared to diluted earnings per share expectations for the quarter in the range of $0.02 to $0.05 communicated on October 19, 2010, and compared to net income of $1.3 million, or $0.07 diluted earnings per share, in the second quarter of last fiscal year. Non-GAAP results exclude amortization of purchased intangibles and stock-based compensation expense, and assume a non-GAAP effective tax rate of 34%.

Pervasive continued to generate positive cash flow from operations with $1.5 million in the second quarter of fiscal 2011, ending the quarter with approximately $37.2 million in cash and marketable securities. Pervasive acquired approximately 57,000 shares of Pervasive common stock on the open market at a total cost of approximately $294,000, or approximately $5.12 weighted average price per share, during the quarter ended December 31, 2010. The Company has approximately $5.4 million authorized repurchase funds remaining under its $10.0 million stock repurchase program announced in July 2010. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice. Issued and outstanding shares of common stock as of December 31, 2010 totaled approximately 16.0 million.

“Our integration products team again delivered record revenue for the quarter, as they have done for four of the last five quarters, as an increasing number of partners and customers recognize the agility, power and extensibility of our data integration and data quality offerings,” said John Farr, president and CEO, Pervasive Software. “We also continued to see channel uptake of our Pervasive PSQL™ v11 database, and growing adoption of our cloud-based offerings and Pervasive DataRush™. Strong execution across multiple product teams contributed to a healthy second fiscal quarter for Pervasive.”

Business Outlook

Pervasive expects revenue for the third fiscal quarter ending March 31, 2011 to be in the range of $11.0 million to $12.0 million and GAAP-basis diluted earnings per share of $0.00 to $0.03, compared to $11.7 million revenue and $0.06 diluted earnings per share for the March quarter of the previous fiscal year. GAAP-basis profitability is expected to include amortization of purchased intangibles and stock-based compensation expense representing approximately $0.6 million, pre-tax, in the third quarter of fiscal year 2011. The company expects non-GAAP adjustments to result in non-GAAP diluted and fully taxed earnings per share of approximately $0.02 to $0.05 in the March quarter, compared to $0.07 non-GAAP diluted and fully taxed earnings per share for the March quarter of the previous fiscal year.

Regularly Scheduled Earnings Release Conference Call – January 25, 2011

Pervasive will provide the full financial results for its second quarter ending December 31, 2010 in its regularly scheduled earnings release conference call on January 25, 2011 at 5:00 P.M. Eastern time. The dial-in numbers for the call are 877-808-2426 (toll-free) or 973-200-3975 (international). The conference name is “Pervasive Software Inc.” The conference call may also be accessed live over the Web at http://investor.pervasive.com/events.cfm. Check the Web site before the call for login information. Replay will be available 8:00 P.M. Eastern Tuesday, January 25, to midnight, Tuesday, February 1, by dialing 800-642-1687 (toll-free) or 706-645-9291 (international), and selecting Conference ID 32829035. Additionally, the Webcast will be archived on Pervasive’s website at http://investor.pervasive.com/events.cfm.

About Pervasive Software

Pervasive is a global data innovation leader, delivering software to manage, integrate and analyze data, in the cloud or on-premises, throughout the entire data lifecycle. Pervasive products deliver value to tens of thousands of customers worldwide, often embedded within partners’ software, with breakthrough performance, flexibility, reliability and return on investment. For additional information, go to www.pervasive.com.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP Measures to Non-GAAP” and “Reconciliation of Forward-Looking Guidance.”

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the third quarter ending March 31, 2011, and the company’s strategy and profitability going forward. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; and economic and political conditions in the U.S. and abroad. All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. Additional information regarding these and other factors can be found in Pervasive’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the fiscal quarter ended September 30, 2010. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

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All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2010	June 30, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,278	$7,086
Marketable securities	28,944	33,267
Trade accounts receivable, net	8,580	8,051
Deferred tax assets, net	874	650
Prepaid expenses and other current assets	1,030	1,443

Total current assets	47,706	50,497

Property and equipment, net	1,278	1,333

Purchased intangibles	1,877	2,140
Goodwill	38,508	38,508
Deferred tax assets, net	1,594	1,301
Other assets	599	786

Total assets	$91,562	$94,565

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,921	$4,308
Deferred revenue	7,645	7,266

Total current liabilities	12,566	11,574

Stockholders’ equity	78,996	82,991

Total liabilities and stockholders’ equity	$91,562	$94,565

Pervasive Software Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31		Six months ended December 31
	2010	2009	2010	2009
Revenues:
Product licenses	$7,119	$7,393	$13,773	$15,728
Services and other	4,538	4,215	8,875	8,080

Total revenue	11,657	11,608	22,648	23,808

Costs and expenses:
Cost of product licenses	354	308	659	557
Cost of services and other	1,242	1,209	2,444	2,382
Sales and marketing	5,316	4,574	9,919	9,276
Research and development	2,845	2,974	5,704	5,918
General and administrative	1,318	1,162	2,584	2,555

Total costs and expenses	11,075	10,227	21,310	20,688

Operating income	582	1,381	1,338	3,120

Interest and other income, net	14	47	24	149
Income tax provision	(174)	(450)	(437)	(1,028)

Net income	$422	$978	$925	$2,241

Diluted earnings per share	$0.03	$0.06	$0.06	$0.13

Shares used in computing diluted earnings per share	15,894	17,533	16,024	17,654

Pervasive Software Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended December 31		Six months ended December 31
	2010	2009	2010	2009
Cash from operations
Net income	$422	$978	$925	$2,241
Adjustments to reconcile net income to net cash provided by operations:
Depreciation & amortization	336	336	671	630
Non-cash stock compensation expense	431	435	866	870
Non-cash changes in deferred tax assets	(791)	37	(517)	(186)
Bad debt expense and other non-cash	49	—	156	—
Changes in current assets and liabilities:
Trade accounts receivable	(570)	1,801	(678)	286
Prepaid expenses and other current assets	566	(146)	579	101
Accounts payable and accrued liabilities	1,193	(1,412)	644	(1,118)
Deferred revenue	(93)	181	376	464

Net cash provided by operations	1,543	2,210	3,022	3,288

Cash from investing activities
Purchase of property and equipment	(196)	(83)	(345)	(170)
Sales and purchases of marketable securities, net	(2,953)	(2,449)	4,331	(7,193)
Purchased intangibles	—	—	—	(2,611)
Decrease in other assets	8	10	18	20

Net cash provided by (used in) investing activities	(3,141)	(2,522)	4,004	(9,954)

Cash from financing activities
Proceeds from exercise of stock options	236	174	407	191
Acquisition of treasury stock	(308)	(997)	(6,286)	(2,317)

Net cash used in financing activities	(72)	(823)	(5,879)	(2,126)

Effect of exchange rate on cash and cash equivalents	(28)	(19)	45	(3)

Increase (decrease) in cash and cash equivalents	(1,698)	(1,154)	1,192	(8,795)
Cash and cash equivalents at beginning of period	9,976	10,388	7,086	18,029

Cash and cash equivalents at end of period	$8,278	$9,234	$8,278	$9,234

About Non-GAAP Financial Measures

The Company provides non-GAAP measures for net income and net income per share data as supplemental information regarding the Company’s core business operational performance. The Company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes the amortization of purchased intangible assets related to acquisitions and stock-based compensation related to employee stock options.

The Company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, particularly given the adoption of SFAS 123R at the beginning of fiscal year 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. And second, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP and therefore the Company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the Company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and non-GAAP diluted earnings per share, which should be supplementally considered when evaluating the Company’s results. In addition, items such as amortization of purchased intangibles, stock compensation charges and significant and non-recurring items that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The Company has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate the Company’s core operating performance the way management does. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Purchased Intangibles

The Company has recorded amortization of acquired intellectual property intangibles, included in its GAAP financial statements, related to the acquisitions of Data Junction and assets of ChanneLinx, Inc. Management excludes these items for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The Company believes that eliminating this expense in determining its non-GAAP measures is useful to investors because doing so provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and it allows a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the Company believes that non-GAAP measures of profitability that exclude amortization of acquired intellectual property intangibles are widely used by analysts and investors in the software industry.

Stock-based Compensation Expense

The Company has incurred stock-based compensation expense as determined under ASC 718 Compensation – Stock Compensation for the quarters ending on or after September 30, 2005, and under APB 25 for earlier comparable periods in its GAAP financial results. Since stock-based compensation is a non-cash charge, the Company excludes this item for the purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. In addition, the exclusion of stock-based compensation from the non-GAAP measures is done to allow a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. The very nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of core revenue-generating operations relative to prior periods (including prior periods following the adoption of ASC 718). Finally, the Company believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Income Tax Adjustment

Income taxes represent a complex element of any company’s income statement and effective tax rates can vary widely from year to year and from company to company, especially in periods in which adjustments are made to a company’s valuation reserve for deferred tax assets. The Company uses a statutory tax rate of 34% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP diluted earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the Company believes that non-GAAP measures of profitability that are based on more standardized statutory tax rates are widely used by analysts and investors in the software industry.

Pervasive Software Inc.

Reconciliation of GAAP Measures to Non-GAAP

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2010	2009	2010	2009
	Net Income	Net Income	Net Income	Net Income
GAAP	$422	$978	$925	$2,241
Amortization of intangible assets - cost of product licenses	130	130	260	217
Stock-based compensation - cost of services and other	11	11	22	23
Stock-based compensation - sales and marketing expense	132	135	266	263
Stock-based compensation - research and development expense	61	58	127	113
Stock-based compensation - general and administrative expense	227	231	451	472
Income tax adjustment for non-GAAP	(219)	(228)	(408)	(455)

Non-GAAP	$764	$1,315	$1,643	$2,874

GAAP net income per share - diluted	$0.03	$0.06	$0.06	$0.13

Non-GAAP net income per share - diluted	$0.05	$0.07	$0.10	$0.16

Shares used to compute GAAP net income per share - diluted	15,894	17,533	16,024	17,654

Shares used to compute non-GAAP net income per share - diluted	16,430	18,285	16,614	18,398

Pervasive Software Inc.

Reconciliation of Forward-Looking Guidance

(Unaudited)

	Diluted Earnings per Share Range Three months ended March 31, 2011
GAAP expectation	$—	$0.03

Adjustment to exclude amortization of purchased intangibles	*	*

Adjustment to exclude stock-based compensation expense	$0.02	$0.02

Adjustment to tax non-GAAP results at a consistent 34% rate	*	*

Non-GAAP expectation	$0.02	$0.05

*	rounds to zero